UNITED STATES

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SCHEDULE 14A

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SANGAMO BIOSCIENCES, INC.

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Filed by Sangamo Biosciences, Inc. Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Sangamo Biosciences, Inc.
Commission File No.: 000-30171

Sangamo BioSciences, Inc. Point Richmond Tech Center 501 Canal Blvd., Richmond, CA 94804 510-970-6000 — 510-236-8951(Fax)

SANGAMO BIOSCIENCES NOMINATES THOMAS G. WIGGANS TO ITS

BOARD OF DIRECTORS

Richmond, Calif. – April 28, 2008 – Sangamo BioSciences, Inc. (Nasdaq: SGMO), a leader in the research and development of novel zinc finger DNA-binding proteins (ZFPs) for therapeutic gene regulation and modification, announced today the nomination of Thomas G. Wiggans to the company’s Board of Directors.

Mr. Wiggans most recently served as Chief Executive Officer of Connetics Corporation, a biotechnology company, from 1994, and as Chairman of the Board from January 2006, until December 2006 when Connetics Corporation was acquired by Stiefel Laboratories, Inc. He remains an advisor to Steifel Laboratories. From 1992 to 1994, Mr.Wiggans served as President and Chief Operating Officer of CytoTherapeutics. From 1980 to 1992, he served in various positions at Ares-Serono Group, a pharmaceutical company, including President of its U.S. pharmaceutical operations and Managing Director of its U.K. pharmaceutical operations. Mr. Wiggans currently serves as Chairman of the Board of Peplin, Inc, as a member of the Board of Directors of Onyx Pharmaceuticals Inc., the Board of Overseers of the Hoover Institution at Stanford University and the Board of Trustees of the University of Kansas Endowment Association. In addition, he is Chairman of the Biotechnology Institute, a non-profit educational organization. Mr. Wiggans received a B.S. in Pharmacy from the University of Kansas and an M.B.A. from Southern Methodist University.

“I am delighted to welcome Tom Wiggans to our Board of Directors,” said Edward Lanphier, Sangamo’s president and CEO. “Tom’s strategic and operational experience as a senior biotechnology industry executive, combined with his outstanding service on multiple life sciences boards, will be invaluable to Sangamo’s board and management team. We welcome him as we continue to advance both our clinical pipeline and the broader industry applications of our ZFP technology.”

“I am very pleased to be nominated to Sangamo’s board of directors,” commented Mr. Wiggans. “Sangamo is establishing an important new therapeutic product development platform based on their proprietary ZFP technology. This is an exciting stage for the company as they prepare to present their first Phase 2 data from their lead ZFP TherapeuticTM program in diabetic neuropathy. I look forward to contributing my operational experience to help position Sangamo for future growth and success.”

Mr. Wiggans will be eligible for election to the board at Sangamo’s 2008 Annual Meeting when existing board members will also be under consideration for re-election by shareholders. The meeting will be held at 9:00 am (PT) on Wednesday, June 4, 2008 at the company’s headquarters in Richmond, California.

Important Additional Information Filed with the SEC

Sangamo and its directors and officers may be deemed to be participants in the solicitation of proxies in connection with Sangamo’s 2008 Annual Meeting of Stockholders. Sangamo will file with the SEC and mail to its stockholders definitive proxy statement for the Annual Meeting of Stockholders. The definitive proxy statement will contain important information regarding the participants in the

Sangamo BioSciences, Inc. Point Richmond Tech Center 501 Canal Blvd., Richmond, CA 94804 510-970-6000 — 510-236-8951(Fax)

solicitation and proposals submitted to the stockholders for approval at the Annual Meeting, including the proposal to elect directors of Sangamo.

Stockholders of Sangamo are advised to read the definitive proxy statement when it becomes available. Stockholders of Sangamo may obtain, free of charge once they become available, copies of the definitive proxy statement and other documents filed by Sangamo with the SEC at the internet website maintained by the SEC at www.sec.gov. These documents may also be obtained free of charge by calling investor relations at Sangamo at (510) 970-6000.

About Sangamo BioSciences Inc.

Sangamo BioSciences, Inc. is focused on the research and development of novel DNA-binding proteins for therapeutic gene regulation and modification. The most advanced ZFP TherapeuticTM development program is currently in Phase 2 clinical trials for evaluation of safety and clinical effect in patients with diabetic neuropathy. Phase 1 clinical trials are ongoing to evaluate a ZFP Therapeutic for peripheral artery disease. Other therapeutic development programs are focused on stem cell mobilization, ALS, cancer, HIV/AIDS, neuropathic pain, nerve regeneration, Parkinson’s disease and monogenic diseases. Sangamo’s core competencies enable the engineering of a class of DNA-binding proteins known as zinc finger DNA-binding proteins (ZFPs). By engineering ZFPs that recognize a specific DNA sequence Sangamo has created ZFP transcription factors (ZFP TFTM) that can control gene expression and, consequently, cell function. Sangamo is also developing sequence-specific ZFP Nucleases (ZFNTM) for gene modification. Sangamo has established strategic partnerships with companies outside of the human therapeutic space including Dow AgroSciences, Sigma-Aldrich Corporation and several companies applying its ZFP Technology to enhance the production of protein pharmaceuticals. For more information about Sangamo, visit the company’s web site at www.sangamo.com.

This press release contains forward-looking statements regarding Sangamo’s current expectations. These forward looking statements include, without limitation, references to the research and development of ZFP TFs and ZFNs, clinical trials and therapeutic applications of Sangamo’s ZFP technology platform, and election of directors. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include the early stage of ZFP Therapeutic development, uncertainties related to the timing of initiation and completion of clinical trials, and whether clinical trial results will validate and support the safety and efficacy of ZFP Therapeutics. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that Sangamo will be able to develop commercially viable gene based therapeutics. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in the company’s operations and business environments. These risks and uncertainties are described more fully in the company’s’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Contact

Sangamo BioSciences, Inc.

Elizabeth Wolffe, Ph.D.

510-970-6000 x271

ewolffe@sangamo.com

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